GE AEROSPACE ANNOUNCES THIRD QUARTER 2026 RESULTS
Year-to-date orders, revenue and total engine deliveries up over 20%, raising full-year guidance

Third Quarter 2026:
•Total orders of $19.0B, +49%;
•Total revenue (GAAP) of $14.1B, +16%; adjusted revenue* $13.3B, +18%;
•Profit (GAAP) of $2.8B, +12%; operating profit* $3.0B, +30%;
•Profit Margin (GAAP) of 19.9%, (80) bps; operating profit margin* 22.5%, +220 bps;
•Continuing EPS (GAAP) of $2.32, +14%; adjusted EPS* $2.25, +36%;
•Cash from operating activities (GAAP) of $2.2B, (14)%; free cash flow* $2.0B, (14)%

CINCINNATI — Oct 20, 2026 — GE Aerospace (NYSE:GE) announced results today for the third quarter ending September 30, 2026.

GE Aerospace Chairman and CEO H. Lawrence Culp, Jr., said, “We delivered strong results this quarter as solid demand drove orders up 49%, with strength in commercial services up 23%, total revenue up 18% and EPS up 36%. We are raising our 2026 guidance across the board, and we now expect 2027 commercial services to grow low-double-digits supported by our over $170 billion commercial services backlog.”

Culp continued, “Thanks to the collaboration of the GE Aerospace team with our supplier partners we continue to build momentum. By leveraging FLIGHT DECK fundamentals, year-to-date commercial services revenue and total engine deliveries were both up over 20%, including another quarter of record internal shop visit output. All the while, we're continuing to invest in our customers' needs with our agreement to acquire CPP to expand capacity, and over $3 billion in annual R&D to advance current and future technologies."

Recent highlights include:
•Increased material input from priority suppliers double-digits year-over-year, contributing to strong year-to-date Commercial Engines & Services (CES) services revenue and total engine deliveries, including LEAP growing 26%.
•Announced commitments for more than 1,800 engines at a historic Farnborough International Airshow, including the largest LEAP agreement ever for more than 1,000 LEAP-1A engines with IndiGo and in October, signed an agreement with Turkish Airlines for more than 300 LEAP-1B engines along with a long-term services agreement covering its entire LEAP-1B fleet of over 600 engines. In Defense, signed a contract worth up to $2.9B to provide ongoing support for the F414's powering the U.S. Navy's F/A-18 and EA-18G fleets.
•Signed an agreement to acquire Consolidated Precision Products (CPP) to expand mission-critical castings capacity for the aerospace industry to meet demand across commercial engines, aftermarket and defense. This acquisition would also accelerate the introduction of new engine technologies to our current fleet and next-generation platforms.
•Completed the world's first high-altitude hybrid electric flight above 30,000 feet in partnership with the National Aeronautics and Space Administration (NASA), BETA Technologies, and Boeing, demonstrating the viability of more electric aircraft engine systems for greater efficiency, durability, and range.
•Advanced key defense programs, including the GEK800 (F143) engine with Kratos being designated as a second-source propulsion solution for the Joint Air-to-Surface Standoff Missile (JASSM) and continued progress on the XA102 adaptive-cycle engine as the U.S. Air Force’s Next Generation Adaptive Propulsion (NGAP) program moves into hardware procurement and subcomponent testing.

*Non-GAAP Financial Measure

Total Company Results & Guidance

	Three Months Ended September 30			Nine months ended September 30
Dollars in millions; per-share amounts in dollars, diluted	2026	2025	Year on Year	2026	2025	Year on Year
GAAP Metrics
Total Revenue	$14,118	$12,181	16%	$39,859	$33,138	20%
Profit	2,805	2,515	12%	7,804	7,149	9%
Profit Margin	19.9%	20.7%	(80) bps	19.6%	21.6%	(200) bps
Continuing EPS	2.32	2.04	14%	6.44	5.73	12%
Cash from Operating Activities (CFOA)	2,203	2,556	(14)%	7,329	6,447	14%
Non-GAAP Metrics
Adjusted Revenue	$13,285	$11,305	18%	$37,533	$30,457	23%
Operating Profit	2,988	2,299	30%	8,262	6,783	22%
Operating Profit Margin	22.5%	20.3%	220 bps	22.0%	22.3%	(30) bps
Adjusted EPS	2.25	1.66	36%	6.13	4.80	28%
Free Cash Flow (FCF)	2,042	2,362	(14)%	6,728	5,933	13%

By Segment
Commercial Engines & Services	$10,342	$8,521	21%	$28,992	$22,830	27%
Defense & Propulsion Technologies	3,469	3,251	7%	10,126	8,927	13%
Eliminations & Other	(526)	(466)	(13)%	(1,585)	(1,300)	(22)%
Adjusted revenue*	$13,285	$11,305	18%	$37,533	$30,457	23%

Commercial Engines & Services	$2,887	$2,384	21%	$7,899	$6,501	22%
Defense & Propulsion Technologies	475	440	8%	1,329	1,169	14%
Corporate Cost & Eliminations*-a)	(373)	(525)	29%	(966)	(887)	(9)%
Operating profit*	$2,988	$2,299	30%	$8,262	$6,783	22%

GE Aerospace Full-Year 2026 Guidance:
Based on GE Aerospace's year-to-date performance and outlook for the fourth quarter, the company is raising total company guidance across the board and now expects:

	2025	2026 Guide Prior	2026 Guide Current
Adjusted Revenue* Growth Adjusted Revenue*	'+21% $42.3B	High-teens	~19-20%
Operating Profit* Operating profit margin*	$9.1B 21.4%	$10.55 - $10.75B	$10.9 - $11.0B
Adjusted EPS*	$6.37	$7.65 - $7.85	$8.00 - $8.10
Free Cash Flow* FCF* conversion-b)	$7.7B 113%	$8.9 - $9.2B >100%	$9.1 - $9.4B >100%

*Non-GAAP Financial Measure
(a – Adjusted Corporate & Other operating costs* represents the sum of Corporate & other profit (costs) and (Eliminations). In 2026, the company is expecting this to trend toward the lower end of our prior $(1.2)-$(1.3)B guidance range with ~$(500)M Corporate cost, which is ~flat y/y, and ~$(700)M Eliminations, which is up ~$(100)M y/y.
(b – FCF* conversion: FCF* / adjusted net income*

Results and Guidance by Reporting Segment
The following discussions and variance explanations are intended to reflect management’s view of the relevant comparisons of financial results.
Commercial Engines & Services (CES)

	Three months ended September 30				Nine months ended September 30
(Dollars in millions)	2026	2025	Year on Year		2026	2025	Year on Year
Orders	$15,265	$9,645	58%		$45,528	$29,617	54%
Revenue	10,342	8,521	21%		28,992	22,830	27%
Operating profit/(loss)	2,887	2,384	21%		7,899	6,501	22%
Operating profit/(loss) margin	27.9%	28.0%	(10)	bps	27.2%	28.5%	(130)	bps

For the quarter, orders of $15.3 billion increased 58%, with services increasing 23% and equipment more than tripling. Revenue of $10.3 billion was up 21%. Services grew 17% with internal shop visit revenue up 12% from higher volume, including LEAP up over 40%, and heavier workscope; spare parts revenue grew over 20%. Equipment revenue grew 38%, driven by engine deliveries up 8%, including LEAP up 5%, and GEnx growth. While we delivered GE9X engines in the quarter, the impact from these shipments will be recognized post midseal certification. Profit of $2.9 billion was up 21% from higher services volume and price. Margins contracted (10) basis points from mix and inflation.

In 2026, CES now expects revenue growth of low 20s, up from our prior guide of ~20%, driven by higher services revenue, which we now expect to grow at the higher end of our prior guide of low 20s, and equipment revenue growth of low 20s, up from ~20%. Operating profit is expected to be in the range of $10.5-$10.6 billion, up from our prior guide of $10.25-$10.35 billion, driven by higher services growth and reduced GE9X impact.

Defense & Propulsion Technologies (DPT)

	Three months ended September 30				Nine months ended September 30
(Dollars in millions)	2026	2025	Year on Year		2026	2025	Year on Year
Orders	$4,269	$3,607	18%		$14,581	$10,979	33%
Revenue	3,469	3,251	7%		10,126	8,927	13%
Operating profit/(loss)	475	440	8%		1,329	1,169	14%
Operating profit/(loss) margin	13.7%	13.5%	20	bps	13.1%	13.1%	—	bps

For the quarter, orders of $4.3 billion were up 18%. Revenue of $3.5 billion grew 7%. Defense & Systems revenue was up 5% driven by growth in both services and equipment, including engine deliveries up 4%. Propulsion & Additive Technologies revenue increased 10% with growth driven by Avio Aero and Unison. Profit of $475 million was up 8% and margins increased 20 basis points from increased volume and price, partially offset by mix and inflation.

In 2026, DPT continues to expect revenue growth of low double digits and operating profit of $1.6-$1.7 billion.

*Non-GAAP Financial Measure

Financial Measures That Supplement GAAP

We believe that presenting non-GAAP financial measures provides management and investors useful measures to evaluate performance and trends of the total company and its businesses. This includes adjustments in recent periods to GAAP financial measures to increase period-to-period comparability following actions to strengthen our overall financial position and how we manage our business.

In addition, management recognizes that certain non-GAAP terms may be interpreted differently by other companies under different circumstances. In various sections of this report we have made reference to the following non-GAAP financial measures in describing our (1) revenue, specifically Adjusted revenue, (2) costs, specifically Adjusted Corporate & other operating costs, (3) profit, specifically Operating profit and Operating profit margin; Adjusted net income (loss) and Adjusted earnings (loss) per share (EPS), (4) cash flows, specifically free cash flow (FCF), (5) guidance, specifically 2026 Operating profit, 2026 Adjusted EPS and 2026 FCF.

The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures follow. Certain columns, rows or percentages within these reconciliations may not add or recalculate due to the use of rounded numbers. Totals and percentages presented are calculated from the underlying numbers in millions.

ADJUSTED REVENUE, OPERATING PROFIT AND PROFIT MARGIN (NON-GAAP)	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2026	2025	V%	2026	2025	V%
Total revenue (GAAP)	$14,118	$12,181	16%	$39,859	$33,138	20%
Less: Insurance revenue	833	875		2,326	2,681
Adjusted revenue (Non-GAAP)	$13,285	$11,305	18%	$37,533	$30,457	23%

Total costs and expenses (GAAP)	$11,745	$9,951	18%	$32,784	$26,874	22%
Less: Insurance cost and expenses	1,043	514		2,235	1,967
Less: U.S. tax equity cost and expenses	4	5		12	15
Less: interest and other financial charges	231	225		675	593
Less: non-operating benefit cost (income)	(178)	(198)		(531)	(596)
Less: restructuring & other	23	22		74	49
Less: separation costs	3	53		93	150
Add: noncontrolling interests	8	(3)		11	(16)
Adjusted costs (Non-GAAP)	$10,627	$9,328	14%	$30,238	$24,681	23%

Other income (loss) (GAAP)	$432	$285	52%	$730	$885	(18)%
Less: U.S. tax equity	(66)	(48)		(187)	(142)
Less: gains (losses) on retained and sold ownership interests and other equity securities	117	8		(127)	18
Less: gains (losses) on purchases and sales of business interests	—	3		24	3
Less: restructuring & other	52	—		52	—
Adjusted other income (loss) (Non-GAAP)	$330	$322	2%	$968	$1,007	(4)%

Profit (loss) (GAAP)	$2,805	$2,515	12%	$7,804	$7,149	9%
Profit (loss) margin (GAAP)	19.9%	20.7%	(80) bps	19.6%	21.6%	(200) bps

Operating profit (loss) (Non-GAAP)	$2,988	$2,299	30%	$8,262	$6,783	22%
Operating profit (loss) margin (Non-GAAP)	22.5%	20.3%	220 bps	22.0%	22.3%	(30) bps

We believe that adjusting revenue provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of revenue from our run-off insurance operations. We believe that adjusting profit to exclude the effects of items that are not closely associated with ongoing operations provides management and investors with a meaningful measure that increases the period-to-period comparability. Gains (losses) and restructuring and other items are impacted by the timing and magnitude of gains associated with dispositions, and the timing and magnitude of costs associated with restructuring and other activities. We also use Adjusted revenue* growth and Operating profit* as performance metrics at the company level for our annual executive incentive plan for 2026.

*Non-GAAP Financial Measure

ADJUSTED CORPORATE & OTHER OPERATING COSTS (NON-GAAP)	Three months ended September 30			Nine months ended September 30
(In millions)	2026	2025	V%	2026	2025	V%
Insurance revenue	$833	$875		$2,326	$2,681
Eliminations and other	(526)	(466)		(1,585)	(1,300)
Corporate & Other revenue	$307	$409	(25)%	$741	$1,381	(46)%
Gains (losses) on purchases and sales of business interests	—	3		24	3
Gains (losses) on retained and sold ownership interests and other equity securities	117	8		(127)	18
Restructuring and other charges	28	(22)		(22)	(49)
Separation costs	(3)	(53)		(93)	(150)
Insurance profit (loss)	(210)	361		91	714
U.S. tax equity profit (loss)	(70)	(52)		(199)	(157)
Adjusted Corporate & Other operating costs (Non-GAAP)	(373)	(525)		(966)	(887)
Corporate & Other operating profit (cost) (GAAP)	$(511)	$(279)		$(1,291)	$(509)
Less: gains (losses), impairments, Insurance, and restructuring & other	(137)	246		(325)	379
Adjusted Corporate & Other operating costs (Non-GAAP)	$(373)	$(525)	29%	$(966)	$(887)	(9)%

Corporate & Other profit (costs)	(217)	(381)		(462)	(487)
Eliminations	(156)	(144)		(504)	(400)
Adjusted Corporate & Other operating costs (Non-GAAP)	$(373)	$(525)	29%	$(966)	$(887)	(9)%

Adjusted Corporate & Other operating costs* excludes gains (losses) on purchases and sale of business interests, gains (losses) on retained and sold ownership interests and other equity securities, higher-cost restructuring programs, separation costs, our run-off insurance operations, and U.S. tax equity profit (loss). We believe that adjusting Corporate & Other costs to exclude the effects of items that are not closely associated with ongoing operations provides management and investors with a meaningful measure that increases the period-to-period comparability of our ongoing corporate costs.

*Non-GAAP Financial Measure

ADJUSTED NET INCOME (LOSS) (NON-GAAP)	Three months ended September 30				Nine months ended September 30
(In millions, diluted, per-share amounts in dollars)	2026		2025		2026		2025
	Income	EPS	Income	EPS	Income	EPS	Income	EPS
Net income (loss) from continuing operations (GAAP)	$2,412	$2.32	$2,170	$2.04	$6,750	$6.44	$6,143	$5.73
Insurance net income (loss) (pre-tax)	(210)	(0.20)	363	0.34	96	0.09	720	0.67
Tax effect on Insurance net income (loss)(a)	8	0.01	(77)	(0.07)	(57)	(0.05)	(85)	(0.08)
Less: Insurance net income (loss) (net of tax)	(202)	(0.19)	287	0.27	39	0.04	635	0.59
U.S. tax equity net income (loss) (pre-tax)	(78)	(0.07)	(60)	(0.06)	(221)	(0.21)	(181)	(0.17)
Tax effect on U.S. tax equity net income (loss)	88	0.08	71	0.07	249	0.24	212	0.20
Less: U.S. tax equity net income (loss) (net of tax)	10	0.01	11	0.01	28	0.03	31	0.03
Non-operating benefit (cost) income (pre-tax) (GAAP)	178	0.17	198	0.19	531	0.51	596	0.56
Tax effect on non-operating benefit (cost) income	(37)	(0.04)	(42)	(0.04)	(112)	(0.11)	(125)	(0.12)
Less: Non-operating benefit (cost) income (net of tax)	140	0.13	157	0.15	420	0.40	471	0.44
Gains (losses) on purchases and sales of business interests (pre-tax)	—	—	3	—	24	0.02	3	—
Tax effect on gains (losses) on purchases and sales of business interests	—	—	(1)	—	—	—	2	—
Less: Gains (losses) on purchases and sales of business interests (net of tax)	—	—	2	—	24	0.02	5	—
Gains (losses) on retained and sold ownership interests and other equity securities (pre-tax)	117	0.11	8	0.01	(127)	(0.12)	18	0.02
Tax effect on gains (losses) on retained and sold ownership interests and other equity securities(a)(b)	(25)	(0.02)	(1)	—	27	0.03	—	—
Less: Gains (losses) on retained and sold ownership interests and other equity securities (net of tax)	92	0.09	8	0.01	(100)	(0.10)	18	0.02
Restructuring & other (pre-tax)	28	0.03	(22)	(0.02)	(22)	(0.02)	(49)	(0.05)
Tax effect on restructuring & other	3	—	5	—	14	0.01	10	0.01
Less: Restructuring & other (net of tax)	31	0.03	(17)	(0.02)	(9)	(0.01)	(39)	(0.04)
Separation costs (pre-tax)	(4)	—	(53)	(0.05)	(95)	(0.09)	(150)	(0.14)
Tax effect on separation costs	1	—	11	0.01	20	0.02	31	0.03
Less: Separation costs (net of tax)	(3)	—	(42)	(0.04)	(75)	(0.07)	(119)	(0.11)
Adjusted net income (loss) (Non-GAAP)	$2,343	$2.25	$1,764	$1.66	$6,423	$6.13	$5,141	$4.80

(a) Includes related tax valuation allowances. Tax effect on Insurance net income includes valuation allowances for 2025.
(b) Includes tax benefits available to offset the tax on gains (losses) on equity securities.

Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.
We believe that Adjusted net income* provides management and investors with useful measures to evaluate the performance of the total company and increased period-to-period comparability, as well as a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding items that are not closely related with ongoing operations. We also use Adjusted EPS* as a performance metric at the company level for our performance stock units granted in 2026.

*Non-GAAP Financial Measure

FREE CASH FLOW (FCF) (NON-GAAP)	Three months ended September 30			Nine months ended September 30
(In millions)	2026	2025	V%	2026	2025	V%
Cash flows from operating activities (CFOA) (GAAP)	$2,203	$2,556	(14)%	$7,329	$6,447	14%
Add: gross additions to property, plant and equipment and internal-use software	(337)	(307)		(1,002)	(842)
Add: dispositions of property, plant and equipment	122	51		179	76
Less: separation cash expenditures	(27)	(56)		(143)	(202)
Less: Corporate & Other restructuring cash expenditures	(27)	(6)		(79)	(51)
Free cash flow (FCF) (Non-GAAP)	$2,042	$2,362	(14)%	$6,728	$5,933	13%

We believe investors may find it useful to compare free cash flow* performance without the effects of separation cash expenditures and Corporate & Other restructuring cash expenditures (associated with the separation-related program announced in the fourth quarter of 2022 and acquisition-related costs). In addition, we include dispositions of property, plant and equipment, including sale leaseback activity. We believe this measure will better allow management and investors to evaluate the capacity of our operations to generate free cash flow*. We also use FCF* as a performance metric at the company level for our annual executive incentive plan and performance stock units granted in 2026.

2026 GUIDANCE: 2026 OPERATING PROFIT (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for Operating profit* in 2026 without unreasonable effort due to the uncertainty of timing of any gains or losses related to acquisitions & dispositions, the timing and magnitude of the financial impact related to the mark-to-market of our investment in BETA Technologies, Inc. and the timing and magnitude of restructuring expenses. Although we have attempted to estimate the amount of gains and restructuring charges for the purpose of explaining the probable significance of these components, this calculation involves a number of unknown variables, resulting in a GAAP range that we believe is too large and variable to be meaningful.

2026 GUIDANCE: 2026 ADJUSTED EPS (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for Adjusted EPS* in 2026 without unreasonable effort due to the uncertainty of timing of any gains or losses related to acquisitions & dispositions, the timing and magnitude of the financial impact related to the mark-to-market of our investment in BETA Technologies, Inc. and the timing and magnitude of restructuring expenses. Although we have attempted to estimate the amount of gains and restructuring charges for the purpose of explaining the probable significance of these components, this calculation involves a number of unknown variables, resulting in a GAAP range that we believe is too large and variable to be meaningful.

2026 GUIDANCE: 2026 FCF (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for free cash flow* in 2026 without unreasonable effort due to the uncertainty of timing for capital expenditures and restructuring related cash expenditures.

*Non-GAAP Financial Measure

Caution Concerning Forward Looking Statements:

This release and certain of our public communications and filings we make with the U.S. Securities and Exchange Commission (SEC) may contain statements related to future, not past, events. These forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "estimate," "forecast," "target," "preliminary," "range" or similar expressions. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the impacts of macroeconomic and market conditions and volatility on our business operations, financial results and financial position; conditions affecting the aerospace industry, including our customers and suppliers; our expected financial performance, including cash flows, revenue, margins, net income and earnings per share; planned and potential transactions; our credit ratings and outlooks; our funding and liquidity; our cost structures and plans to reduce costs; restructuring, impairment or other financial charges; or tax rates.

For us, particular areas where risks or uncertainties could cause our actual results to be materially different than those expressed in our forward-looking statements include:
•changes in macroeconomic and market conditions and market volatility (including risks related to recession, inflation, supply chain constraints or disruptions, interest rates, values of financial assets, oil, jet fuel and other commodity prices and exchange rates), and the impact of such changes and volatility on our business operations and financial results;
•market or other developments that may affect demand or the financial strength and performance of airframers, airlines, suppliers and other key aerospace industry participants, such as demand for air travel, supply chain or other production constraints, shifts in U.S. or foreign government defense programs and other industry dynamics;
•pricing, cost, volume and the timing of sales, deliveries, investment and production by us and our customers, suppliers or other industry participants;
•the impact of actual or potential safety or quality issues or failures of our products or third-party products with which our products are integrated, including design, production, performance, durability or other issues, and related costs and reputational effects;
•operational execution on our business plans, including our performance amidst market growth and ramping newer product platforms, meeting delivery and other contractual obligations, improving turnaround times in our services businesses and reducing costs over time;
•global economic trends, competition and geopolitical risks, including evolving impacts from tariffs, sanctions or other trade tensions between the U.S. and other countries, or demand or supply shocks from events such as a major terrorist attack, war (including the conflict in the Middle East), natural disasters or actual or threatened public health pandemics or other emergencies;
•the amount and timing of our income and cash flows, which may be impacted by macroeconomic, customer, supplier, competitive, contractual, financial or accounting (including changes in estimates) and other dynamics and conditions;
•our capital allocation plans, including the timing and amount of dividends, share repurchases, acquisitions, organic investments and other priorities;
•our decisions about investments in research and development or new products, services and platforms, and our ability to launch new products in a cost-effective manner, as well as technology developments and other dynamics that could shift the demand or competitive landscape for our products and services;
•our success in executing acquisitions and other planned and potential transactions, including the timing for such transactions, the ability to satisfy regulatory requirements or any applicable pre-conditions, business integrations and the expected benefits;
•downgrades of our credit ratings or ratings outlooks, or changes in rating application or methodology, and the related impact on our funding profile, costs, liquidity and competitive position;
•capital or liquidity needs associated with our run-off insurance operations or mortgage portfolio in Poland (Bank BPH), the amount and timing of any required future capital contributions and any strategic options that we may consider;
•changes in law, regulation or policy that may affect our business, including policies related to trade, tariffs or capital allocation; government defense priorities or budgets; environmental or climate regulation, incentives and emissions offsetting or trading regimes and the effects of tax law changes or audits;

•the impact of regulation; government investigations; regulatory, commercial and legal proceedings or disputes; environmental, health and safety matters; or other legal compliance risks, including the impact of shareholder and related lawsuits, Bank BPH and other proceedings that are described in our SEC filings;
•the impact related to information technology, cybersecurity, artificial intelligence or data security developments or breaches at GE Aerospace or third parties; and
•the other factors that are described in the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2025, as such descriptions may be updated or amended in future reports we file with the SEC.

These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements. This document includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

Additional Information
CFM International is a 50/50 JV that produces CFM56 and LEAP engine families. RISE is a program of CFM International. CFM RISE is a registered trademark. CFM RISE is a technology demonstrator program, not a product for sale. Engine Alliance is a 50/50 JV that produces the GP7200 engine.

GE Aerospace’s Investor Relations website at www.geaerospace.com/investor-relations, as well as GE Aerospace’s LinkedIn and other social media accounts, contain a significant amount of information about GE Aerospace, including financial and other information for investors. GE Aerospace encourages investors to visit these websites from time to time, as information is updated and new information is posted.

Additional financial information can be found on the Company’s website at: www.geaerospace.com/investor-relations under Events and Reports.

Conference Call and Webcast
GE Aerospace will discuss its results during its investor conference call today starting at 7:30 a.m. ET. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the Events and Reports page on GE Aerospace’s website at: www.geaerospace.com/investor-relations. An archived version of the webcast will be available on the website after the call.

About GE Aerospace
GE Aerospace is a global aerospace propulsion, services, and systems leader with an installed base of approximately 50,000 commercial and 30,000 military aircraft engines. With a global team of approximately 57,000 employees building on more than a century of innovation and learning, GE Aerospace is committed to inventing the future of flight, lifting people up, and bringing them home safely. Learn more about how GE Aerospace and its partners are defining flight for today, tomorrow and the future at www.geaerospace.com.

GE Aerospace Investor Contact:
Blaire Brown, 857.472.9659
blaire.brown@geaerospace.com

GE Aerospace Media Contact:
Nicole Sizemore, 203.945.9783
nicole.sizemore@geaerospace.com